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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 11, 2002


                                 BROADWING INC.
             (Exact name of registrant as specified in its charter)


           Ohio                           1-8519                 31-1056105
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

            201 East Fourth Street
               Cincinnati, Ohio                                       45202
   (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (513) 397-9900



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FORM 8-K                                                         BROADWING INC.


ITEM 5.   OTHER EVENT.

         Broadwing Inc. (NYSE: BRW) issued two press releases on February 5, 2002 relating to (i) its signing of an Asset Purchase Agreement pursuant to which it has agreed to sell a substantial majority of its Cincinnati Bell yellow pages publishing business to CBD Media, Inc., a corporation funded by Spectrum Equity Investors and operated by the existing Cincinnati Bell Directory management team, for $345 million in cash and (ii) as a result of the sale, resetting its 2002 projections for revenue to $2.15 billion from the earlier reported $2.23 billion, and earnings before interest, taxes, depreciation and amortization to $600 million from the earlier reported $650 million.

         The sale of the Cincinnati Bell Directory yellow pages publishing business is subject to customary closing conditions. The sale is expected to be completed by March 31, 2002.

         Copies of the two press releases are attached hereto as Exhibits 99(i) and 99(ii), respectively.

         This current report on Form 8-K contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2000 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)

             (i) Exhibit 99(i) - Press Release of Broadwing Inc. dated February 5, 2002.

             (ii) Exhibit 99(ii) - Press Release of Broadwing Inc. dated
                  February 5, 2002.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BROADWING INC.



                                            By:  /s/ Jeffrey C. Smith
                                                 ------------------------------
                                                 Jeffrey C. Smith
                                                 Chief Human Resources Officer,
                                                 General Counsel and Corporate
                                                 Secretary



Date:  February 11, 2002